Exhibit 99.2

This Statement on Form 3 is filed by: (i) OMH Holdings, L.P.; (ii) Apollo Uniform GP, LLC; (iii) Apollo Management VIII, L.P.; (iv) AIF VIII Management, LLC; (v) Apollo Management, L.P.; (vi) Apollo Management GP, LLC; (vii) Apollo Management Holdings, L.P.; and (viii) Apollo Management Holdings GP, LLC.

Name of Designated Filer:  Apollo Management Holdings GP, LLC

Date of Event Requiring Statement:  June 25, 2018

Issuer Name and Ticker or Trading Symbol:  OneMain Holdings, Inc. [OMH]

OMH HOLDINGS, L.P.

By:	Apollo Uniform GP, LLC,
its general partner

	By:	/s/ William B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President

APOLLO UNIFORM GP, LLC

By:	/s/ William B. Kuesel
Name:	William B. Kuesel
Title:	Vice President

APOLLO MANAGEMENT VIII, L.P.

By:	AIF VIII Management, LLC,
its general partner

	By:	/s/ William B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President

AIF VIII MANAGEMENT, LLC

By:	/s/ William B. Kuesel
Name:	William B. Kuesel
Title:	Vice President

APOLLO MANAGEMENT, L.P.

By:	Apollo Management GP, LLC,
its general partner

	By:	/s/ William B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President

APOLLO MANAGEMENT GP, LLC

By:	/s/ William B. Kuesel
Name:	William B. Kuesel
Title:	Vice President

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLC,
its general partner

	By:	/s/ William B. Kuesel
	Name:	William B. Kuesel
	Title:	Vice President

APOLLO MANAGEMENT HOLDINGS GP, LLC

By:	/s/ William B. Kuesel
Name:	William B. Kuesel
Title:	Vice President